                                   EXHIBIT 11

                        INTEGRATED CIRCUIT SYSTEMS, INC.

                        COMPUTATION OF PER SHARE INCOME

                     (in thousands, except per share data)

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


                                                        Years Ended
                                                 June 29       June 30
                                                  1996     1995      1994
                                             ------------------------------
Primary
- -------
Net income                                       $ 3,915  $ 4,923   $12,218
                                                 =======  =======   =======

Common and common equivalent shares
 outstanding:
   Weighted average common shares outstanding     11,278   10,936    10,731
   Assumed exercise of stock options                 314      109       320
                                                 -------  -------   -------
                                                  11,592   11,045    11,051
                                                 =======  =======   =======
Net income per share                             $  0.34  $   .45   $  1.11
                                                 =======  =======   =======




Fully Diluted
- -------------
Net income                                       $ 3,915  $ 4,923   $12,218
                                                 =======  =======   =======



Common and common equivalent shares
 outstanding:
   Weighted average common shares outstanding     11,278   10,936    10,731
   Assumed exercise of stock options                 320      488       320
   Assumed exercise of warrants                        -        -        19
                                                 -------  -------   -------
                                                  11,598   11,424    11,070
                                                 =======  =======   =======
Net income per share                             $  0.34  $   .43   $  1.10
                                                 =======  =======   =======

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